UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

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PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report) _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Peregrine Pharmaceuticals, Inc. (the “Company”) recently attended a hearing before the NASDAQ Hearings Panel (the “Panel”) pursuant to its previously disclosed intent to request a hearing before the Panel in order to (i) present its plan to regain compliance with the $1.00 minimum closing bid price requirement set forth in the NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and (ii) request that the Panel allow the Company additional time to implement the plan. On June 1, 2017, the Company received a decision letter from the NASDAQ Office of General Counsel stating that the Panel has granted the Company until no later than July 21, 2017 to regain compliance with the Minimum Bid Price Requirement, subject to certain conditions, including but not limited to, having evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

As previously disclosed, the Company’s stockholders approved a reverse stock split of the Company’s common stock at a ratio of up to 1-for-7, to be determined by the Company’s Board of Directors in its sole discretion. However, if the Company chooses to effect a reverse stock split in order to regain compliance with the Minimum Bid Price Requirement, it must do so no later than July 7, 2017, in order to evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days on or before July 21, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2017	PEREGRINE PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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